As filed with the Securities and Exchange Commission on November 7, 1997
                                               File No.

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              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1

                               TO

                            FORM S-8

                     REGISTRATION STATEMENT

                              Under

                   THE SECURITIES ACT OF 1933


                    STATE STREET CORPORATION
      (Exact name of Registrant as specified in its charter)


      Massachusetts                            04-2456637
(State or other jurisdiction)               (I.R.S. Employer
of incorporation or organization             Identification No.)

        225 Franklin Street, Boston, Massachusetts 02110
   (Address of principal executive offices, including zip code)


                       Wendover Funding, Inc.
           Employees' Saving Plus and Profit Sharing Plan
                       (Full title of the plan)

                        John R. Towers, Esq.
              Executive Vice President and General Counsel
                       State Street Corporation
            225 Franklin Street, Boston, Massachusetts 02110
                           (617) 786-3000
(Name, Address and Telephone Number, including Area Code, of
                          Agent for Service)

                             copy to:

                      Champe A. Fisher, Esq.
                          Ropes & Gray
                     One International Place
                   Boston, Massachusetts 02110
                         (617) 951-7000
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
     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Common Stock originally registered hereunder which have not been issued. Wendover Funding, Inc. is no longer an affiliate of Registrant, and the Wendover Funding, Inc. Employees' Saving Plus and Profit Sharing Plan, pursuant to which the shares would have been issued, no longer invests plan assets in Registrant's stock.


                          SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts.


                                 STATE STREET CORPORATION

                                      /s/Rex S. Schuette
                                 By:_____________________________
                                       Rex S. Schuette
                                    Senior Vice President and
                                         Comptroller


Dated: November 7, 1997